V-ONE CORPORATION
                       20250 Century Boulevard, Suite 300
                           Germantown, Maryland 20874

                                November 18, 1998

LaSalle St. Securities, Inc.
810 Washington Blvd.
Chicago, Ilinois 60607

            Re:   V-ONE CORPORATION - PRIVATE PLACEMENT OF COMMON STOCK
                  -----------------------------------------------------

Ladies and Gentlemen:

      This letter ("Letter") waives certain requirements found in the Confidential Private Placement Memoranda dated October 9, 1998, as amended, and November 3, 1998, as amended, (collectively, "Memoranda") pursuant to which V-ONE Corporation ("Company") is offering shares of the Company's common stock, par value $0.001 per share ("Shares"). The Letter is being issued to LaSalle St. Securities, Inc. in its capacity as Placement Agent for the Company.

      The Company hereby waives the $100,000 minimum investment requirement found in the Memoranda. There shall be no minimum investment required in order to subscribe for Shares in the offering. This waiver is conditioned on the requirements that each individual or entity that invests less than $100,000: (1) is an "accredited investor" as that term is defined in Rule 506 of Regulation D promulgated under the Securities Act of 1933; and (2) is a citizen of the United States or resident of the United States for United States federal income tax purposes or an entity organized in or under the laws of the United States or any political subdivision thereof.

                                          Very truly yours,

                                          V-ONE CORPORATION

                                          By:    /s/ Charles B. Griffis
                                                 -------------------------------
                                          Name:  Charles B. Griffis
                                          Title: Senior Vice President and
                                                   Chief Financial Officer
Receipt Acknowledged:
LASALLE ST. SECURITIES, INC.

By:     /s/ Michael Grady
        ------------------------
Name:   Michael Grady
Title:  Vice President